UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2007
IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Charter)

Iowa	000-52428	20-3386000
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1060 W. Monroe Street, P.O. Box 2
Washington, IA	52353
(Address of principal executive offices)	(Zip Code)
(319) 653-2890
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events
     Our management and operational services agreement with Renewable Energy Group, Inc. (REG) provides that REG will supply us with a General Manager and an Operations Manager for our plant. We inadvertently failed to disclose in previous filings that REG provided Alan Yoder as our General Manager and Glen Hansel as our Operations Manager. Mr. Yoder started working full time for our company on approximately February 20, 2007. Mr. Hansel started working full time for our company on approximately March 19, 2007. Mr. Yoder and Mr. Hansel are employees of REG, not our company.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOWA RENEWABLE ENERGY, LLC
April 26, 2007	/s/ Michael J. Bohannan
Date	Michael J. Bohannan, Chairman